EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Skyworks Solutions, Inc.:
We consent to the incorporation by reference in the registration statements (No. 333‑48394 and No. 333-85024) on Form S-8 of Alpha Industries, Inc. and in the registration statements (Nos. 333-91524, 333-100312, 333-100313, 333-122333, 333-131628, 333-131629, 333-132880, 333-134375, 333-150780, 333-150782, 333-162960, 333-176282, 333-176285, 333-176286, 333-179117, 333-191311, and 333-204310) on Form S-8 of Skyworks Solutions, Inc. of our reports dated November 14, 2018, with respect to the consolidated balance sheets of Skyworks Solutions, Inc. and subsidiaries as of September 28, 2018 and September 29, 2017, and the related consolidated statements of operations, comprehensive income, cash flows, and stockholders’ equity for each of the years in the three-year period ended September 28, 2018, and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of September 28, 2018, which reports appear in the September 28, 2018 annual report on Form 10‑K of Skyworks Solutions, Inc.

/s/ KPMG LLP
Irvine, California
November 14, 2018